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                             PRESS RELEASE

     FOR IMMEDIATE RELEASE:             CONTACT:

     VALHI, INC.                        JOSEPH S. COMPOFELICE
     THREE LINCOLN CENTRE               EXECUTIVE VICE PRESIDENT
     5430 LBJ FREEWAY, SUITE 1700       (281) 423-3303
     DALLAS, TEXAS  75240-2697
     (972) 233-1700


                       VALHI DECLARES QUARTERLY DIVIDEND

     DALLAS, TEXAS . . . February 13, 1997 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on March 31, 1997 to stockholders of record at the close of business on March 19, 1997.

     Valhi, Inc. is engaged in the chemicals, fast food, components products, waste management and other industries.